Exhibit 99.1

ArQule Contact:
Dr. Stephen A. Hill, CEO
(781) 994-0300
www.ArQule.com

Roche Contact:
Ms. Darien E. Wilson
Director, Public Affairs
(973) 562-2232

For Immediate Release:

ROCHE AND ARQULE FORM STRATEGIC ALLIANCE IN ONCOLOGY

Conference call scheduled for today at 11 a.m. Eastern Time

Woburn, Mass., Apr. 02, 2004 – Roche and ArQule (NASDAQ: ARQL) today announced a partnership to discover and develop drug candidates targeting a new pathway in order to selectively kill cancer cells. The pathway influences the activation of a key cell death regulator called E2F. The activation of E2F plays a critical role in the programmed death of cancer cells, while leaving healthy cells unharmed. The partnership includes a compound in phase I clinical development.

“We are very excited about the possibility of specifically targeting cancer cells through the E2F pathway,” said William M. Burns, Head of Roche’s Pharmaceutical Division. “This broad alliance with ArQule adds to our existing programs with partners to develop clinically differentiated oncology drugs.”

Under the terms of the agreement, Roche obtains an option to ArQule’s E2F program in the field of cancer therapy. Roche will provide immediate research funding of $15 million, and significant financial support for ongoing research and development. ArQule will be responsible for advancing drug candidates from early stage development into phase II trials. Roche may opt to license worldwide rights for the development and commercialization of products resulting from this collaboration, by paying an option fee. Assuming the successful development and commercialization of a compound under the program, ArQule could receive up to $276 million in payments, plus royalties. Additionally, ArQule has the option to co-promote products in the US.

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“I view this partnership as the ideal combination of large and small company excellence in oncology. It allows Roche to access ArQule’s expertise in E2F-related cancer biology and chemistry technology and provides ArQule with access to Roche’s proven expertise in all aspects of oncology R&D and marketing,” commented Dr. Stephen A. Hill, President and CEO of ArQule. Dr. Hill continued, “I believe this collaboration goes a long way to validating ArQule’s emergence as a serious contributor to oncology research and development. Moreover, it does so in a way that allows us to continue to grow and develop as a company.” ArQule’s Activated Checkpoint TherapySM platform comprises a portfolio of novel mechanistic approaches to cancer therapy. ArQule retains all rights to those programs that work independently of the E2F pathway.

2004 Updated Guidance

As a result of the above collaboration, ArQule is revising its earlier guidance on 2004 results, as follows:

For 2004, ArQule expects revenues to range between $50 and $52 million, up from the previous guidance of $46 and $48 million. Total cost of revenue is expected to remain unchanged at between $34 and $35 million. Total research and development expenses are expected to range between $24 and $25 million, an increase of $2 million over previous guidance. Total marketing, general and administrative expenses are expected to remain unchanged at between $9 and $10 million. The Company expects net investment income to range between $600,000 and $800,000, an increase of $200,000 over previous guidance. ArQule expects its net loss per share to range between $0.52 and $0.56 for the year, down from the previous guidance of a range of between $0.66 and $0.70. ArQule expects its net use of cash this year to range between $14 and $16 million, of which approximately $6 million will be spent on paying down debt on the building in Woburn. This is down from a range of between $29 and $31 million. This guidance does not assume any additional collaborations, acquisitions or in-licensing initiatives.

ArQule will hold a conference call at 11:00 a.m. Eastern Time. Dr. Stephen A. Hill, CEO and President will lead the call.

Date:	Friday, April 2, 2004
Time:	11:00 a.m. ET
Conference Call Numbers
Toll Free:	(800) 289-0507
Toll:	(913) 981-5540
Webcast:	www.ArQule.com

A replay of the conference call will be available for five days and can be accessed by dialing toll-free (888) 203-1112 and outside the U.S. (719) 457-0820. The access code is 642723.

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About ArQule

ArQule, Inc. is a biotechnology company engaged in research and development of next-generation small-molecule cancer therapeutics based on its innovative Activated Checkpoint

TherapySM (ACTSM)  platform. ACTSM compounds are intended to improve the way cancer patients are treated because they selectively kill cancer cells and spare normal cells by restoring and activating cellular checkpoints that are defective in cancer. In addition to advancing its own programs, ArQule continues to advance the drug discovery efforts of pharmaceutical collaborators by providing high-quality library design and compound production, including collaborations with Pfizer, Novartis, and Sankyo. For more information, please visit www.ArQule.com.

Roche in Oncology

Within the last five years the Roche Group has become one of the world’s leading providers of anti-cancer treatments, supportive care products and diagnostics. Its oncology business includes four marketed products with survival benefit: Herceptin, MabThera, Xeloda and Avastin, which has been launched in the US recently, treat a range of malignancies such as breast cancer, non-Hodgkin’s lymphoma and colorectal cancer. Other key products include NeoRecormon (anemia in various cancer settings), Bondronat (prevention of skeletal events in breast cancer and bone metastases patients, hypercalcemia of malignancy), Kytril (chemotherapy and radiotherapy-induced nausea and vomiting) and Roferon-A (leukemia, Kaposi’s sarcoma, malignant melanoma, renal cell carcinoma).

Roche is developing new tests which will have a significant impact on disease management for cancer patients in the future. With a broad portfolio of tumor markers for prostate, colorectal, liver, ovarian, breast, stomach, pancreas and lung cancer, as well as a range of molecular oncology tests, Roche will continue to be one of the world’s leading providers of cancer focused treatments and diagnostics.

Roche Oncology has four research sites (two in the US, Germany and Japan) and four Headquarter Development sites (two in the US, UK and Switzerland).

About Roche

Headquartered in Basel, Switzerland, Roche is one of the world’s leading innovation-driven healthcare groups. Its core businesses are pharmaceuticals and diagnostics.

Roche is number one in the global diagnostics market, the leading supplier of pharmaceuticals for cancer and a leader in virology and transplantation. As a supplier of products and services for the prevention, diagnosis and treatment of disease, Roche contributes on a broad range of fronts to improving people’s health and quality of life.

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Roche employs roughly 65,000 people in 150 countries. The Group has alliances and R&D agreements with numerous partners, including majority ownership interests in Genentech and Chugai.

About Roche as a Partner

Roche is a valued partner to more than 60 companies worldwide. In 2003, Roche led the pharmaceutical industry in the number of product deals signed, bringing 10 potential products into the company, including a new antibiotic, a novel treatment for rheumatoid arthritis, and an exciting cardiovascular compound that can further benefit patients with diabetes. Roche’s alliance strategy is to enable its partners to grow through a flexible and collaborative approach. Many of its partners, such as Memory, Ipsen, and Medivir have responded to this strategy by seeking broader, strategic alliances with Roche.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 (“Reform Act”), which provides a safe harbor for forward-looking statements made by or on behalf of ArQule. ArQule and its representatives may from time to time make written or oral forward-looking statements, including statements contained in this press release. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions identify forward-looking statements. All statements which address operating performance, events or developments that ArQule expects or anticipates will occur in the future, such as projections about its future results of operations or its financial condition, research, development and commercialization of its product and anticipated trends in its business are forward-looking statements within the meaning of the Reform Act.

Actual results may differ materially from those projected in the forward-looking statements or historical performance due to numerous risks and uncertainties that exist in ArQule’s operations, development efforts and the business environment, including without limitation: ARQ 501 and other compounds may fail in clinical trials; possible delays in clinical trials; the ability to commercialize product candidates if ArQule fails to demonstrate adequately their safety and efficacy; the ability of its competitors to develop and market cancer products that are more effective and have fewer side effects; the ability to integrate successfully ArQule’s biology experience and the ACTSM platform with its small-molecule chemistry expertise; the ability to improve the treatment of cancer patients; the ACTSM platform may not improve efficacy or reduce toxicity and compounds resulting from the platform may not operate as intended; the preclinical efforts associated with the ACTSM pipeline may fail or prove disappointing; payments may not be received on a timely basis; ArQule may not achieve the milestones agreed upon for this strategic alliance; and, the risks and uncertainties described in ArQule’s Form 10-K filed with the Securities and Exchange Commission on March 12, 2004, its Form S-3 filed with the Commission on December 15, 2003 and its Form 10-Q filed with the Commission on November 12, 2003. The forward-looking statements contained herein represent the judgment of ArQule as of the date of this report. ArQule disclaims any intent or obligation to update any forward-looking statement except to the extent required by law.

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